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                                                                   Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated June 19, 1992, included in Enron Corp.'s Annual Report on Form 11-K of the Enron Corp. Savings Plan for the year ended December 31, 1992, and to all references to our Firm included in this Registration Statement.

                                                /s/ ARTHUR ANDERSEN & CO.
                                                    --------------------------
                                                    Arthur Andersen & Co.

Houston, Texas
February 9, 1994